EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements of Evolving Systems, Inc. on Forms S-8 (File No. 333-222091, File No. 333-212538, File No. 333-205795, File No. 333-191046, and File No. 333-167858) of our report dated April 2, 2018, with respect to the consolidated financial statements of Evolving Systems, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2017.

/s/ FRIEDMAN LLP
East Hanover, New Jersey
April 2, 2018